Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release March 31, 2022	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES POSTPONEMENT OF 2022 ANNUAL MEETING OF SHAREHOLDERS

QUINCY, Massachusetts, March 31, 2022 – Randolph Bancorp, Inc. (the “Company”), (NASDAQ Global Market:  RNDB), the holding company for Envision Bank (the “Bank”), in light of the recently announced proposed merger with Hometown Financial Group, Inc., has determined to postpone the Company’s 2022 Annual Meeting of shareholders (the “Annual Meeting”), originally expected to be held on May 23, 2022.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

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